UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 8, 2008

CREDO Petroleum Corporation

(Exact name of registrant as specified in its charter)

Colorado	0-8877	84-0772991
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1801 Broadway, Suite 900 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 297-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02         Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a)  On September 2, 2008, in connection with preparing its quarterly report for third quarter 2008, management of CREDO Petroleum Corporation (the “company”) and the Audit Committee of its Board of Directors determined that the contemporaneous formal documentation it had historically prepared to support its initial hedge designations in connection with the company’s natural gas hedging program does not meet the technical requirements to qualify for cash flow hedge accounting treatment in accordance with SFAS 133.  The primary reason for this determination was that the formal hedge documentation lacks specificity of the hedged items and therefore, the cash flow designations failed to meet hedge documentation requirements for cash flow hedge accounting treatment.  Consequently, the unrealized gain or loss should have been recorded in the consolidated statements of operations as a component of income before income taxes.  Under the cash flow accounting  treatment used by the company, the fair values of the hedge contracts was recognized in the consolidated balance sheets with the resulting unrealized gain or loss, net of income taxes, recorded initially in accumulated other comprehensive income and later reclassified through earnings when the hedged production affected earnings.

The company will restate its consolidated financial statements for fiscal years ended October 31, 2005, 2006, 2007 and the first and second quarters of fiscal year ending October 31, 2008.  There is no effect in any period on overall cash flows, EBITDA, total assets, total liabilities or total stockholders’ equity.  The cumulative effect on all periods of the restatement and the correction to the third quarter of 2008 was to reduce net income by $182,000 and diluted income per share by $.03.  For the three years ended October 31, 2007, the cumulative effect of the restatement was to increase net income by $756,000 and to increase diluted income per share by $.08.  For the nine months ended July 31, 2008, the cumulative effect of the restatement and the correction to third quarter 2008 income was to reduce net income by $938,000 and to reduce diluted income per share by $.11.  The restatement did not have any impact on any of the Company’s financial covenants under its line of credit.  The primary financial statement items impacted by this restatement are as follows:

			Unrealized Hedges Included
	Revenues		in Income, Net of Tax		Net Income		Diluted Income per share
Period	As reported	As restated	As reported	As restated	As reported	As restated	As reported	As restated
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

	(amounts in thousands, except for per share amounts)

Fiscal year 2005	$13,289	$14,008	$0	$131	$5,022	$5,153	$0.54	$0.55

Fiscal year 2006	16,491	16,757	0	956	5,880	6,836	0.62	0.72

Fiscal year 2007	16,993	15,084	0	(331)	6,091	5,760	0.65	0.61

Total Prior Years	46,773	45,849	0	756	16,993	17,749	1.81	1.88

Fiscal year 2008:
Quarter 1	4,575	3,728	0	(228)	1,801	1,573	0.19	0.17

Quarter 2	5,028	5,023	0	(2,866)	1,986	(880)	0.21	(0.09)

Fiscal year 2008 Quarter 3: original cash flow hedge accounting	3,819		0		1,187		0.12

Revised hedge accounting consistent with the restated financial statements		5,695		2,156		3,343		0.34

Total fiscal year 2008	13,422	14,446	0	(938)	4,974	4,036	0.52	0.42

Total All Periods	$60,195	$60,295	$0	$(182)	$21,967	$21,785	$2.33	$2.30

Discussions and Future Filings

The matters disclosed in this Form 8-K have been discussed by the company’s chief financial officer and the chairman of its audit committee with representatives of Hein & Associates LLP, the registered independent accounting firm that audited or reviewed the financial statements to be restated.  The company intends to file the required amended Form 10-K for its fiscal year ended October 31, 2007 and the amended Form 10-Q’s for the first and second quarters of its fiscal year ending October 31, 2008 as soon as possible.  The company intends to file Form 12b-25 requesting a five calendar day extension of time to file its Form 10-Q for its third quarter ended July 31, 2008, but there can be no assurance that the Form 10-Q will be filed within the extension period.

Item 8.01        Other Events

On September 9, 2008, the company will issue a press release regarding the matters in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDO PETROLEUM CORPORATION
(Registrant)

Date: September 8, 2008	By:	/s/ Alford B. Neely
Alford B. Neely
Vice President & CFO